Exhibit 10.1

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THE OMITTED PORTIONS OF THIS DOCUMENT ARE INDICATED BY [***].

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is dated as of October 15, 2025, between Venom EV, LLC, a Wisconsin limited liability company (the “Company”), and Empery Digital, Inc., a Delaware corporation (the “Seller”).

This Agreement contemplates a transaction in which the Company will purchase certain of the assets of Seller in return for shares of Company common stock (the “Common Stock”) subsequent to the Reorganization (as defined herein).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Seller agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquired Assets” means all right, title, and interest in and to the following assets of Seller: (i) the Intellectual Property itemized and described on Exhibit I.

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.3.

“Action” means any action, suit, inquiry, notice of violation, proceeding or investigation pending or threatened against or affecting a party, its subsidiaries or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company subsequent to the Reorganization.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

“Closing” means the closing of the purchase and sale of the Acquired Assets.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Seller’s obligations to deliver the Acquired Assets have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company subsequent to the Reorganization, and any other class of securities into which such securities may hereafter be reclassified or changed.

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“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Enforceability Exceptions” shall have the meaning ascribed to such term in Section 3.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means (i) the issuance of Common Stock or options, restricted share units or other equity awards to employees, officers or directors of the Company pursuant to any stock or option plan or arrangement duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, provided that such issuances do not exceed 5% of the shares of Common Stock outstanding on the Closing Date, and (ii) any issuance approved by a majority of the Board of Directors, including the Seller Director.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Indemnified Party” shall have the meaning ascribed to such term in Section 4.5.

“Material Adverse Effect” shall have the meaning assigned to such term in Sub-Section 2.3(a)(i).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Operating Agreement” means the Amended and Restated Operating Agreement of Venom EV, LLC dated April 15, 2025.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Reorganization” means the conversion of the Company from a Wisconsin limited liability company into a Delaware corporation, in accordance with the applicable laws and regulations governing such conversion, including any necessary filings and approvals.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities” or “Shares” means the shares of Common Stock to be issued to the Seller pursuant to Section 2.1.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof, if any.

“Trading Day” means a day on which the principal Trading Market is open for trading; or if the Company’s Common Stock does not trade on a Trading Market, a Business Day.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange, OTCBB, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means any transfer agent of the Company.

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ARTICLE II.
PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to issue to Seller on the date of the Reorganization such number shares of Common Stock (the “Shares”) equal to 10% of the Common Stock outstanding as of such date of Reorganization on a fully-diluted basis. At the Closing, the Company and the Seller shall deliver the items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur remotely by the electronic exchange of documents and signatures.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to Seller the following:

(i) this Agreement duly executed by the Company.

(b) On or prior to the Closing Date, the Seller shall deliver or cause to be delivered to the Company, the following:

(i) this Agreement duly executed by the Seller;

(ii) the requisite documents certifying that the Company shall have acquired all the relevant intangible assets, business contracts and arrangements of the Seller as set forth on Exhibit I relating to the power sports business of Seller for no additional consideration, as duly executed by the Company and the Seller on or prior to the Closing Date.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the satisfaction or waiver in writing of the following conditions:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or “Material Adverse Effect” (which for purposes of this Agreement, means (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Seller, or (iii) a material adverse effect on the Seller’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document), in all respects) when made and on the Closing Date of the representations and warranties of the Seller contained herein (unless such representation or warrants is expressly made as of a specific date therein in which case they shall be accurate in all material respects as of such date);

(ii) all obligations, covenants and agreements of Seller required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by Seller of the items set forth in Section 2.2(b) of this Agreement.

(b) The obligations of the Seller hereunder in connection with the Closing are subject to the satisfaction or waiver in writing of the following conditions:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless such representation or warrants is expressly made as of a specific date therein in which case they shall be accurate in all material respects as of such date);

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(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed or complied with in all material respects;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement; and

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof, as of the Closing Date and, as applicable, as of the date of the Reorganization, to the Seller as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. The Company is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The Operating Agreement remains in full force and effect as of the date of this Agreement and has not been amended or modified in any way. The execution and delivery of the Transaction Documents and performance by the Company have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Company. Each Transaction Document to which it is a party has been duly executed by the Company, and when delivered by the Company in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Company enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law (the “Enforceability Exceptions”).

(b) No Conflicts. The execution, delivery and performance of the Transaction Agreements by the Company, the issuance of the Securities in accordance with their terms and the consummation by the Company of the other transactions contemplated hereby will not conflict with or result in any violation of, breach or default by the Company (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of the Company, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable or (ii) any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to the Company or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of the Company to perform its obligations under the Transaction Agreements.

(c) Brokers and Finders. The Company has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Seller would be required to pay.

(d) Issuance of the Securities. Upon issuance, the Securities will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

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(e) Capitalization. The authorized equity of the Company as of the date specified therein is as set forth on Exhibit II, which shall also include the number of Units (as defined in the Operating Agreement) owned beneficially, and of record, by Affiliates of the Company as of the date specified therein. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. There are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Units or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Units or capital stock of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Seller). There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding equity of the Company are duly authorized, validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is or will be required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. The Company acknowledges and agrees that the number of Shares to be issued to the Seller at the Closing shall represent not less than 10% of the fully-diluted shares of Company common stock outstanding as of the Closing. The term “fully-diluted” in this Agreement means, with respect to the calculation of shares of Common Stock, the total number of shares of Common Stock that would be outstanding if all possible sources of conversion or exercise of any securities or rights into shares of Common Stock, including, without limitation, all issued and outstanding options, warrants, convertible securities, and any other rights to acquire shares of Common Stock, were exercised or converted, whether or not such options, warrants, convertible securities, or rights are then currently exercisable or convertible.

(f) Litigation. Except as set forth on Exhibit III, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) that (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.

(g) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(h) Private Placement. Assuming the accuracy of the Seller’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Seller as contemplated hereby.

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(i) Acknowledgment Regarding Seller’s Purchase of Securities. The Company acknowledges and agrees that the Seller is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Seller is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by Seller or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Seller’s purchase of the Securities. The Company further represents to the Seller that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(j) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

3.2 Representations and Warranties of the Seller. The Seller hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Such Seller is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Seller of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Seller. Each Transaction Document to which it is a party has been duly executed by such Seller, and when delivered by such Seller in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Seller, enforceable against it in accordance with its terms, except as limited by the Enforceability Exceptions.

(b) No Conflicts. The execution, delivery and performance of the Transaction Agreements by such Seller, the purchase of the Securities in accordance with their terms and the consummation by the Seller of the other transactions contemplated hereby will not conflict with or result in any violation of, breach or default by such Seller (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of the Seller, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable or (ii) any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to such Seller or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of the Seller to perform its obligations under the Transaction Agreements.

(c) Brokers and Finders. The Seller has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

(d) Investment Representations and Warranties. The Seller hereby represents and warrants that, at the time such Seller was offered the Securities, it was, and as of the date hereof, it is an institutional “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act and has such knowledge and experience in financial and business matters as to be able to protect its own interests in connection with an investment in the Securities.

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(e) Access to Information. Such Seller acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(f) Intellectual Property. The Seller hereby represents and warrants that it owns the intellectual property transferred to the Company under this Agreement free and clear of any liens or encumbrances, and there are no pending or potential lawsuits regarding these assets.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Seller’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) Notwithstanding any other provision of this ARTICLE IV, the Seller covenants that the Securities may only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with applicable state and federal securities laws

(b) In connection with any sale, assignment, transfer or other disposition of the Shares by a Seller pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the Seller acquires freely tradable shares and upon compliance by the Seller with the requirements of this Agreement, if requested by the Seller by written notice to the Company, the Company shall request the Transfer Agent to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends as soon as reasonably practicable following any such request therefor from the Seller, provided that the Company has timely received from the Seller customary representations and other documentation reasonably acceptable to the Company in connection therewith. The Company shall be responsible for the fees of its Transfer Agent and its legal counsel associated with such legend removal.

(c)  Subject to receipt from the Seller by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, upon the earliest of such time as the Shares (i) have been registered under the Securities Act pursuant to an effective registration statement; (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor provision), the Company shall, in accordance with the provisions of this Section 4.1(e) and as soon as reasonably practicable following any request therefor from a Seller accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement.

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4.2 Publicity. Neither party shall issue any press release or otherwise make any public statement about the Agreement or the transactions contemplated herein without the prior consent of the other party; provided that the Seller shall be permitted to issue a Form 8-K with the Commission disclosing the terms of the Transaction Documents.

4.3 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that Seller is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that Seller could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents.

4.4 Reserved.

4.5 Indemnification. Subject to the provisions of this Section 4.5, each party will indemnify and hold the other party and its directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such party (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Indemnified Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the party in this Agreement or in the other Transaction Documents or (b) any action instituted against the party in any capacity, or any of them or their respective Affiliates, arising out of or relating to any of the transactions contemplated by the Transaction Documents. For the avoidance of doubt, the indemnification provided herein is intended to, and shall also cover, direct claims brought by one party against the party; provided, however, that no indemnification in this Section 4.5 shall cover any loss, claim, damage or liability to the extent it is finally judicially determined to be attributable to any party’s breach of any of the representations, warranties, covenants or agreements made by such party in any Transaction Document, any party’s violation of state or federal securities law, or any conduct by one party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct. If any action shall be brought against any party in respect of which indemnity may be sought pursuant to this Agreement, such party shall promptly notify the other party in writing, and, except with respect to direct claims brought by the other party, the other party shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the party. Any party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such party except to the extent that (i) the employment thereof has been specifically authorized by the other party in writing, (ii) the other party has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel to the applicable party (which may be internal counsel), a material conflict on any material issue between the position of the other party and the position of such party, in which case the other party shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.

Notwithstanding the foregoing, under any of the Transaction Documents, the maximum aggregate monetary liability of either party and other Indemnified Parties for any indemnification under this Section 4.5 shall not exceed $one (1) million dollars; provided that such cap shall not apply to claims arising from (i) fraud, or (ii) willful misconduct.

4.6 Form D; Blue Sky Filings. If required, the Company shall timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of the Seller. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Seller at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of Seller. Seller acknowledges and agrees to promptly provide to the Company or its representatives any such information as may be reasonably requested so as to allow the Company to comply with the provisions of this Section 4.6.

4.7  Subsequent Equity Sales. From the date hereof until the earlier of: (i) two years from the Closing Date, or the closing date of the Company’s initial public offering of securities pursuant to the Securities Act (the “IPO”), neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents unless such issuance is approved by the Seller Director (defined below). Notwithstanding the foregoing, this Section 4.7 shall not apply in respect of an Exempt Issuance.

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4.8 Share True-Ups. If, at any time and from time to time from and after the Closing Date through and including one-year anniversary of the IPO (the “True-Up Period”), the sum of the Shares and the Additional Shares (as defined below), if any, previously issued pursuant to this Section 4.8 represent less than 10% of the fully-diluted shares of Common Stock of the Company then outstanding (such event, a “True-Up Trigger”), the Company shall promptly (but in no event later than one Trading Day following the date of such True-Up Trigger), issue to the Seller a number of additional shares of Common Stock (in each case, “Additional Shares”) equal to the difference (if positive) between (x) the number of shares of Common Stock representing 10% of the fully-diluted shares of Common Stock outstanding on the date of such True-Up Trigger, and (y) the number of Shares and Additional Shares, if any, previously issued pursuant to this Section 4.8. Notwithstanding anything to the contrary contained herein, if the number of Additional Shares contemplated to be issued at any time pursuant to this Section 4.8 hereof would result in the issuance to the Seller of less than 0.1% of the fully-diluted shares of Common Stock, the Company may delay issuance of such Additional Shares until the earlier of (i) such time as the number of Additional Shares otherwise required to be issued hereunder is greater than 0.1% of the fully-diluted shares of Common Stock then outstanding and (ii) the one-year anniversary of the IPO, in which case the Company shall issue the final installment of Additional Shares regardless of the size of such issuance. Any Additional Shares to be issued pursuant to this Section 4.8 shall be issued by physical delivery of a certificate or (at the election of the Seller) by electronic delivery by the Company’s transfer agent. If the issuance of any Additional Shares would cause the Seller, together with any of the Seller’s affiliates or attribution parties to exceed 9.99% (the “Maximum Percentage”), then the Seller shall not be entitled to receive such Additional Shares to such extent (and shall not be entitled to beneficial ownership of such Additional Shares to such extent) and such Additional Shares to such extent shall be held in abeyance for the benefit of the Seller until such time or times as its right thereto would not result in the Seller together with its affiliates and other attribution parties exceeding the Maximum Percentage, at which time or times the Seller shall be issued such Additional Shares held in abeyance) to the same extent as if there had been no such limitation).

4.9 Transfer of Intellectual Property. The Seller hereby agrees to transfer and assign to the Company all rights, title, and interests in and to all intellectual property, as listed in Exhibit I, hereof relating to the power sports business for no additional consideration, and the Seller shall execute any documents or instruments necessary to effectuate such transfer.

4.10 Preferred Provider Agreement. The Company agrees that if any of its customers request financing or logistics support services, the Company shall refer such customers to the Seller as the preferred provider for such services. The Seller shall have the exclusive first right to offer and provide financing and logistics support to the Company's customers, subject to mutually agreed terms and conditions. This agreement to refer customers shall be in effect for a period of five (5) years from the Closing Date. The Company’s referral obligation under this provision is not a guarantee of business; the Company’s customers still have the ultimate right to pick any financing or logistics services provider they prefer.

4.11 Product Liability Insurance. The Company agrees to obtain and maintain product liability insurance with coverage limits of not less than $5 (five) million per occurrence and $5 (five) million in the aggregate, covering all products sold by the Company. The Seller shall maintain product liability insurance covering all products including all Volcon Grunt, Grunt EVO, Grunt Hunter’s Edition, Stag, MN1 Tradesman, MN1 Adventurer and HF1 UTVs vehicles sold by Seller prior to the date of this Agreement. This insurance shall be in amounts customary and reasonable for companies of similar size and risk profile in the industry, providing coverage for any claims, damages, or liabilities arising from or related to the products sold. The Company shall furnish proof of such insurance to the Seller upon request and ensure the coverage of current products sold.

4.12 Board Representation. At the closing of the Reorganization, the Seller shall have the right to appoint one director to the Board of Directors of the Company (the “Seller Director”). The Members (as defined in the Operating Agreement) of the Company, each of whom shall become shareholders of the Company as of the closing of the Reorganization, hereby agree to vote all shares of Common Stock to be owned by them, whether now owned or hereafter acquired, to elect the Seller Director to the Board of Directors for a period of five (5) years from the Closing Date. In the event that the Seller Director is unable to serve, resigns, or is removed from the Board of Directors for any reason, the Seller shall have the right to designate a replacement director, and the shareholders of the Company agree to vote their shares of Common Stock in favor of such replacement.

4.13  Hiring of Executives. Within twelve (12) months following the date of this Agreement, the Company shall hire a Chief Financial Officer (“CFO”) who has prior experience as a CFO of a public company. Furthermore, upon the completion of the Reorganization, the Company shall have James Haney or another approved officer assume the position of Chief Executive Officer of the Company.

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4.14 Option to Repurchase Acquired Assets. In the event that the Reorganization and the issuance of the Shares to Seller are each not completed within six (6) months from the date of this Agreement, the Seller shall have the option to repurchase the Acquired Assets from the Company for a nominal consideration of one hundred dollars ($100). This option must be exercised by the Seller within sixty (60) days following the expiration of the six-month period. Upon exercise of this option, the Company shall execute and deliver all necessary documents and take any actions required to effectuate the transfer of the Acquired Assets back to the Seller, free and clear of any encumbrances created by the Company.

ARTICLE V.

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by either party by written notice to the other party, if the Closing has not been consummated on or before the fifth (5th) Trading Day following the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Seller), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Seller.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing (email shall suffice) and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (Pacific time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email at the r email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the Seller. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Seller. The Seller may assign any or all of its rights under this Agreement to any Person to whom such Seller assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Seller.”

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.5 and this Section 5.8.

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5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Travis County, Texas. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Travis County, Texas for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party hereto shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.5, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method, such signature shall be deemed to have been duly and validly delivered and shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Seller exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Seller may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Seller and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

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5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to the Seller pursuant to any Transaction Document or the Seller enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.18 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.19 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.20 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

VENOM EV, LLC

By:	/s/ James Haney
Name: James Haney
Title: CEO

Address for Notice:   [***]

With copies to (which shall not constitute notice):

Shareholder Acknowledgment:

By signing below, the undersigned Members of Venom EV, LLC hereby agree to the terms set forth in Section 4.12 of the Securities Purchase Agreement, including the obligation to vote all shares of Common Stock owned by them in favor of electing the Seller Director to the Board of Directors for a period of five (5) years from the Closing Date. The undersigned further agree to vote their shares in favor of any replacement director designated by the Seller in the event the Seller Director is unable to serve, resigns, or is removed from the Board of Directors.

Member Name:   James Haney

Signature:   /s/ James Haney

Date:   10/15/2025

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR SELLER FOLLOWS]

Signature Page – Asset Purchase Agreement

[SELLER SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Asset Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Seller: Empery Digital Inc.

By:

Signature of Authorized Signatory of Seller: /s/ John Kim

Name of Authorized Signatory: John Kim

Title of Authorized Signatory: CEO

Email Address of Authorized Signatory: [***]

Address for Notice to Seller:

3121 Eagles Nest Street

Suite 120

Round Rock, TX 78665

Address for Delivery of Securities to Seller (if not same as address for notice):

3121 Eagles Nest Street

Suite 120

Round Rock, TX 78665

Signature Page – Asset Purchase Agreement

EXHIBIT I
INTELLECTUAL PROPERTY

EXHIBIT II
CAPITALIZATION

EXHIBIT III
LITIGATION